Exhibit 99.1

Issuer Direct Reports Second Quarter 2012 Operating Results

Company to host investor conference call at 11:15 a.m. Eastern Time (EDT) today to discuss operating results

MORRISVILLE, North Carolina, August 6, 2012 (GLOBE NEWSWIRE) -- Issuer Direct Corporation (ISDR), a market leader and innovator of disclosure management systems and cloud–based compliance technologies, today reported its operating results for the second quarter and first half of 2012. Additionally, the Company anticipates filing its quarterly report on form 10-Q with the Securities and Exchange Commission before market close today.

Highlights of the second quarter of 2012 include:

●	Company reports revenue of $1,108,439 for the quarter ended June 30, 2012.
●	Gross margins increase to 63% for the quarter ended June 30, 2012, compared with 60% in the second quarter of 2011.
●	Company achieves Non-GAAP net income for the quarter ended June 30, 2012 of $248,796, or $0.12 per share.
●	Company completes acquisition and integration of New York Stock Transfer.

Financial Results

For the quarter ended June 30, 2012, Issuer Direct reported revenue of $1,108,439, compared with $1,103,871 in the quarter ended June 30, 2011. Gross profit for the quarter ended June 30, 2012 increased to $698,998, versus $666,756 in the quarter ended June 30, 2011. Overall gross margins increased to 63% of revenue during the quarter ended June 30, 2012, compared with 60% in the quarter ended June 30, 2011. Gross margins for compliance and reporting services, which include XBRL service offerings, increased to 69% of revenue in the most recent quarter, versus 66% in the second quarter of 2011.

During the second quarter of 2012, the Company incurred approximately $126,000 in costs associated with salaries and stock-based compensation for five former employees and consultants of SEC Compliance Services (acquired in January 2012), of which $49,000 was non-recurring in nature. In total, the Company recorded non-cash stock compensation expense of $184,597 in the quarter ended June 30, 2012, compared with $24,244 in the quarter ended June 30, 2011.  Primarily due to these factors, net income decreased to $35,949, or $0.02 per diluted share, in the quarter ended June 30, 2012, compared with $300,218, or $0.17 per share, in the quarter ended June 30, 2011.

For the six-month period ended June 30, 2012, Issuer Direct reported revenue of $1,905,034, compared with $1,617,427 in the six-month period ended June 30, 2011. Gross profit for the six-month period ended June 30, 2012 increased to $1,138,899, versus $948,216 in the six months ended June 30, 2011.  The Company recorded a net loss of $20,987, or $0.01 per share, during the first half of 2012, compared with net income of $274,436, or $0.16 per share, during the six-month period ended June 30, 2011.

Non-GAAP results

The Company generated non-GAAP net income for the quarter ended June 30, 2012 of $248,796 or $0.12 per share, compared with non-GAAP net income of $329,962, or $0.19 per share, in the quarter ended June 30, 2011.  The Company generated non-GAAP net income for the six-month period ended June 30, 2012 of $302,039 or $0.16 per share, compared with non-GAAP net income of $328,360, or $0.19 per share, in the six-month period ended June 30, 2011. Adjustments from GAAP to non-GAAP during the three- and six-month periods ended June 30, 2012 and 2011 primarily involved the amortization of intangible assets resulting from acquisitions and stock-based compensation (see detail in table at end of this release).

“We have worked hard during the first half of the year to even out our revenues in our disclosure reporting business,” noted Wes Pollard, Chief Financial Officer of Issuer Direct Corporation. “During the second quarter of 2011, our revenues derived from XBRL were not recurring in nature, as they were comprised primarily of project-based fees related to the initial implementation of XBRL by our clients.  In contrast, the majority of our XBRL second quarter 2012 revenues were from recurring contracts and thus provide for a steady revenue stream that is much more predictable for us to forecast.”

Business Outlook

"We are taking a cautious but aggressive approach to our outlook for the second half of 2012 given the competitiveness we are seeing in the disclosure reporting segment of our business,” said Brian R. Balbirnie, the Company’s Chief Executive Officer.  “We expect to end the year with increases in all of our revenue streams, resulting in continued non-GAAP profit growth."

“We have accelerated our plans to expand our XBRL reporting business beyond current SEC requirements into other areas where XBRL can be equally as beneficial, such as cloud-based accounting and tax reporting,” continued Balbirnie. “We have also made significant improvements in our technologies and will continue to do so as our business model progresses.”

Non-GAAP Information

Certain non-GAAP financial measures are included in this press release. In the calculation of these measures, the Company generally excludes certain items such as amortization and impairment of acquired intangibles, non-cash stock-based compensation charges, and unusual, non-recurring gains and charges. The Company believes that excluding such items provides investors and management with a representation of the Company's core operating performance and with information useful in assessing its prospects for the future and underlying trends in the Company's operating expenditures and continuing operations. Management uses such non-GAAP measures to evaluate financial results and manage operations. The release and the attachments to this release provide a reconciliation of each of the non-GAAP measures referred to in this release to the most directly comparable GAAP measure. The non-GAAP financial measures are not meant to be considered a substitute for the corresponding GAAP financial measures.

RECONCILATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES

	Three Months ended June 30,
	2012		2011
	Amount	Per diluted share	Amount	Per diluted share

Net income:	$35,949	$0.02	$300,218	$0.17
Adjustments:
Amortization of intangible assets (1)	28,250	0.01	5,500	0.01
Stock based compensation (2)	184,597	0.09	24,244	0.01
Non-GAAP net income:	$248,796	$0.12	$329,962	$0.19

	Six Months ended June 30,
	2012		2011
	Amount	Per diluted share	Amount	Per diluted share

Net income:	$(20,987)	$(0.01)	$274,436	$0.16
Adjustments:
Amortization of intangible assets (1)	56,333	0.03	10,334	0.01
Stock based compensation (2)	266,693	0.14	43,590	0.02
Non-GAAP net income:	$302,039	$0.16	$328,360	$0.19

(1)	The adjustments represent the amortization of intangible assets related to acquired companies.

(2)	The adjustments represent stock-based compensation expense recognized related to awards of stock options or common stock in exchange for services.

Conference Call Information

Issuer Direct will hold its quarterly conference call to review results for the second quarter and year-to-date today, Monday August 6, 2012, at 11:15 a.m. EDT. To participate in the conference call, please dial 1-877-317-6789 (international callers dial 1-412-317-6789) approximately five minutes prior to 11:15 a.m. EDT and ask to be connected to the “Issuer Direct Corporation Conference Call.”
A replay of the conference call will be available one hour after completion of the call until Monday, August 13, 2012, at 5:00 p.m. EDT.  To access the replay, dial 1-877-344-7529 (international callers dial 1-412-317-0088) and enter the conference I.D. # 10016978.

About Issuer Direct Corporation:

Issuer Direct Corporation ("IDC") is a market leader and innovative provider of disclosure management systems and cloud–based compliance technologies. With a focus on corporate issuers, the Company alleviates the complexity of maintaining compliance with an integrated portfolio of products and services that enhance companies' ability to efficiently produce and distribute their financial and business communications both online and in print.

Learn more about Issuer Direct today:
Financial Tear sheet	http://ir.issuerdirect.com/tearsheet/html/isdr
Request materials	http://ir.issuerdirect.com/isdr/request_materials

Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words "believe," "anticipate," "estimate," "expect," "intend," "plan," "project," "prospects," "outlook," and similar words or expressions, or future or conditional verbs such as "will," "should," "would," "may," and "could" are generally forward-looking in nature and not historical facts. These forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from any anticipated results, performance or achievements. The Company disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact the Company’s forward-looking statements, please see the Company's Annual Report on Form 10-K for the year ended December 31, 2011, including but not limited to the discussion under "Risk Factors" therein, which the Company expects to file with the SEC later today, and which may be viewed at http://www.sec.gov.

For Further Information Contact:

Issuer Direct Corporation
Brian R. Balbirnie
919-481-4000
brian.balbirnie@issuerdirect.com

RJ Falkner & Company, Inc.
Investor Relations Counsel
830.693.4400
info@rjfalkner.com

ISSUER DIRECT CORPORATION
CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2012	2011
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$813,291	$862,386
Accounts receivable, (net of allowance for doubtful accounts of $155,931 and $125,987, respectively)	442,388	361,191
Deferred project costs	-	76,106
Deferred income tax asset – current	171,094	135,000
Other current assets	50,432	35,093
Total current assets	1,477,205	1,469,776
Furniture, equipment and improvements, net	55,586	66,611
Deferred income tax – noncurrent	64,000	64,000
Intangible assets (net of accumulated amortization of $135,500 and $79,166, respectively)	482,695	109,029
Other noncurrent assets	12,069	22,074
Total assets	$2,091,555	$1,731,490

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$83,305	$103,566
Accrued expenses	33,210	39,324
Accrued litigation	-	130,000
Deferred revenue	51,071	177,708
Line of credit	265,000	-
Total current liabilities	432,586	450,598
Other long term liabilities	93,226	69,287
Total liabilities	525,812	519,885

Stockholders' equity:
Preferred stock, $1.00 par value, 30,000,000 shares authorized, no shares issued and outstanding as of June 30, 2012 and December 31, 2011.	-	-
Common stock $0.001 par value, 100,000,000 shares authorized, 1,929,925 and 1,752,175 shares issued and outstanding as of June 30, 2012 and December 31, 2011, respectively.	1.930	1,752
Additional paid-in capital	2,116,691	1,741,744
Accumulated deficit	(552,878)	(531,891)
Total stockholders' equity	1,565,743	1,211,605
Total liabilities and stockholders’ equity	$2,091,555	$1,731,490

ISSUER DIRECT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Months Ended		For the Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2012	2011	2012	2011

Revenues	$1,108,439	$1,103,871	$1,905,034	$1,617,427
Cost of services	409,441	437,115	766,135	669,211
Gross profit	698,998	666,756	1,138,899	948,216
Operating costs and expenses:
General and administrative	378,732	256,429	668,005	490,165
Sales and marketing	225,378	86,302	437,911	150,851
Depreciation and amortization	35,429	13,181	71,497	25,000
Total operating costs and expenses	639,539	355,912	1,177,413	666,016
Net operating income (loss)	59,459	310,844	(38,514)	282,200
Other income (expense):
Interest income (expense), net	490	1,998	4.027	4,860
Total other income (expense)	490	1,998	4,027	4,860
Net income (loss) before taxes	59,949	312,842	(34,487)	287,060
Income tax (expense) benefit	(24,000)	(12,624)	13,500	(12,624)
Net income (loss)	$35,949	$300,218	$(20,987)	$274,436
Income (loss) per share - basic	$0.02	$0.17	$(0.01)	$0.16
Income (loss) per share - fully diluted	$0.02	$0.17	$(0.01)	$0.15
Weighted average number of common shares outstanding - basic	1,925,618	1,756,773	1,872,358	1,762,620
Weighted average number of common shares outstanding - fully diluted	2,073,868	1,762,777	1,872,358	1,773,474

ISSUER DIRECT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Six months ended June 30,
	2012	2011
Cash flows from operating activities:
Net income (loss)	$(20,987)	$274,436
Adjustments to reconcile net income (loss) to net cash
provided by operating activities:
Depreciation and amortization	71,497	25,000
Bad debt expense	45,150	85,345
Deferred income taxes	(36,094)	12,624
Stock-based expense	266,603	43,590
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	(126,347)	(279,461)
Decrease (increase) in deposits and prepaids	60,772	(36,387)
Increase (decrease) in accounts payable	(20,261)	74,139
Increase (decrease) in accrued expenses	(112,175)	33,756
Increase (decrease) in deferred revenue	(126,637)	(15,553)
Net cash provided by operating activities	1,521	217,489

Cash flows from investing activities:
Purchase of property and equipment	(4,138)	(30,434)
Acquisition of intangible assets	(280,000)	(40,000)
Net cash used in investing activities	(284,138)	(70,434)

Cash flows from financing activities:
Proceeds from exercise of stock options	26,375	-
Repurchase of common stock	-	(35,338)
Payment of dividend	(57,853)	-
Advance from line of credit	275,000	-
Repayment on line of credit	(10,000)	-
Net cash provided by (used in) financing activities	233,522	(35,338)

Net change in cash	(49,095)	111,717
Cash – beginning	862,386	504,713
Cash – ending	$813,291	$616,430

Supplemental disclosure for non-cash investing and financing activities:
Cash paid for interest	$5,923	29
Cash paid for income taxes	$22,594	$-
Non-cash activities:
Common stock issued for acquisition of customer list	$140,000	-